Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”), dated as of the dates set forth below the parties’ signatures, is entered into by and between SurgePays, Inc. (the “Company”) and Anthony Evers (“Evers”) (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Executive Employment Agreement dated November 11, 2023 (the “Employment Agreement”); and

WHEREAS, the Parties entered into that certain Amendment No. 1 to Employment Agreement on December 27, 2023;

WHEREAS, on September 26, 2025, the Company gave Evers written notice that his Employment Agreement would not be renewed when it expired on December 31, 2025; and

WHEREAS, the Parties agree to resolve all differences between them arising from or concerning Evers’ employment by the Company and the non-renewal of his Employment Agreement, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the Parties hereby stipulate and agree as follows:

ARTICLE I.

CONSIDERATION

1. Separation Date/Final Pay.

(a) The Parties acknowledge that Evers’s final day of employment with the Company was December 31, 2025 (the “Separation Date”).

(b) Regardless of whether Evers signs this Agreement, Evers shall receive his final paycheck on the next regular pay date following the Separation Date.

2. Consideration.

(a) In consideration of the covenants undertaken and releases given herein by Evers, the Company does hereby engage Evers as a consultant to: (i) provide services, guidance, and advice related to the Company’s finances and accounting, and (ii) assisting with the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K and 10-Q; and (iii) transition his former duties as Chief Financial Officer of the Company (“CFO”) to the Company’s interim CFO. Evers shall provide these services on a full-time basis during the period of January 1, 2026, through and including June 30, 2026. In exchange for such services, the Company shall pay Evers fees in the amount of $250,000 (Two Hundred Fifty Thousand Dollars) in twelve (12) equal monthly installments of $20,833.33 each. Consulting fees shall be paid in arrears on the first day of the month beginning on February 1, 2026 and ending on or before January 1, 2027.

(b) In addition, the Company shall reimburse Evers for his group health insurance premiums for the period of January 1, 2026 through December 31, 2026, if Evers timely elects to continue such group health benefits under the Consolidated Omnibus Reconciliation Act (known as “COBRA”), provided, however, that Evers shall immediately inform the Company in writing of the date he becomes eligible for group health insurance benefits from new employment, and as of the date of such eligibility, the Company will no longer be obligated to reimburse Evers’s COBRA premium payments. Reimbursement shall be paid on or before last day of the month in which Evers receives COBRA benefits.

(c) Evers shall be solely responsible for any and all income taxes, including the employer’s share of FICA taxes, on his consulting fees. In the event the Company fails to make timely a payment required under this Agreement, and does not cure that failure with seven (7) days after receiving written notice from Evers of such failure to pay, all payments due under this Agreement shall become due and payable within three (3) days after the seven-day cure period expires, and Evers shall not be required to provide any further services under this Agreement.

(d) Evers acknowledges and agrees that the Company is not obligated to enter into the foregoing consulting engagement. Evers also acknowledges and agrees that, except as expressly provided in this Section 2, no other monetary payments or any other form of consideration shall be provided to him in exchange for entering into this Agreement.

(e) Evers acknowledges and agrees that, once he is paid his final paycheck, he will have previously received all salary, bonuses, vacation pay, and any other forms of compensation in connection with his work for the Company through the Separation Date.

3. Agreement Not Evidence. The Parties’ making of this Agreement shall not be considered an admission of any wrongdoing by any Party.

4. Acceptance; Consideration Period; Revocation Period; Effective Date.

(a) Evers has until January 4, 2026, to consider this Agreement (“Consideration Period”). Evers acknowledges and agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the Consideration Period. Evers may sign this Agreement prior to the expiration of the Consideration Period. Evers must execute the Agreement no earlier than January 1, 2026, and if Evers executes the Agreement prior to January 1, 2026, the Agreement will not be considered accepted. Evers acknowledges that he has been given 21 days or more to consider the Agreement since receiving it. Evers may accept this agreement by returning a signed copy by email to Mr. Brian Cox, Chief Executive Officer, at brian@surgepays.com. Evers is hereby advised to consult an attorney, at his own expense, before executing this Agreement.

(b) Evers may revoke his acceptance of this Agreement within seven (7) calendar days following the day Evers executes this Agreement by stating his desire to revoke in writing and, on or before the seventh (7th) day after execution, and e-mailing said writing to Mr. Cox at brian@surgepays.com. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Tennessee, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

(c) This Agreement shall be effective on the eighth (8th) day after Evers’s execution of this Agreement (“Effective Date”) or on such date to which the Effective Date is extended under Paragraph 4(b) above.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5. Representations and Warranties. Each Party represents and warrants to each of the other Parties as follows:

(a) Authorization. Each Party has the requisite legal capacity, power and authority to execute and deliver this Agreement and to perform the Party’s obligations hereunder.

(b) Validity of Agreement. This Agreement has been duly executed and delivered by the Parties and is a legal, valid, binding and enforceable obligation of each Party.

(c) No Consents Required. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, local, state or federal, is required on the part of any Party in connection with the execution and delivery of this Agreement.

(d) Ownership of Claims. Evers owns the claims being released, free and clear of any liens, and Evers has not encumbered or agreed to encumber or assigned or agreed to assign such claims in whole or in part, by contract or by operation of law (including by way of subrogation) to any other person or entity.

ARTICLE III. COMPROMISE AND RELEASE

6. Compromise and Release. In exchange for the consideration described in Section 2 above Evers does hereby release any and all claims, rights, causes of action, demands, suits, matters and issues, known or unknown, liquidated or non-liquidated, contingent or absolute, state or federal, that have been, could have been, or in the future could be, asserted in any court or proceeding (including without limitation any claims arising under federal or state law relating to alleged breach of any duty, negligence, violations of the federal securities laws or otherwise) by Evers, or by any of his heirs, estates, successors, predecessors, agents and representatives, against the Company, its predecessors, successors, parents, subsidiaries, associates, affiliates, and agents, including without limitation each of their respective, current or former, directors, officers, agents, employees, attorneys, representatives, advisers, financial advisers, investment bankers, commercial bankers, trustees, parents, affiliates, subsidiaries, general or limited partners, shareholders, heirs, executors, administrators, successors and assigns (the “Released Parties”), and all such claims shall be and hereby are compromised, settled, discharged and released; and release, acquit and forever discharge the Released Parties from and against any and all rights, benefits, payments, claims, demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities whatsoever, in law or equity, of any and every character, kind and nature whatsoever, relating to, or arising from, the business, operations, ownership, and governance, of the Company and its parents, affiliates, or subsidiaries, or any other matter, cause, or thing whatsoever, on or prior to the date hereof including, without limitation, rights, benefits, payments, claims demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities, whether known or unknown, contingent or fixed, either in or arising out of the law of contracts, torts, or under statutory law.

7. Release Binding, Unconditional and Final. Evers hereby acknowledges and agrees that the release and covenants provided for herein shall be binding, unconditional and final upon full execution of this Agreement.

8. Undiscovered Facts. Evers acknowledges that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matters of the releases and covenants contained herein, but that it is Evers’s intention that such facts shall have no effect on such releases or covenants; in furtherance of such intention, Evers acknowledges that the releases and covenants contained herein shall be and remain in effect notwithstanding the subsequent discovery or existence of any such additional or different facts. Moreover, Evers acknowledges that he has considered the possibility that he may not now fully know the number and magnitude of all claims which he has released hereby but agrees nonetheless to assume that risk and desires to release such unknown claims.

9. Released Claims. Evers expressly agrees and intends that, Evers’ releases, discharges, and waivers, set forth in this agreement, shall include, without limitation, claims involving in whole or in part any actionable conduct or fault of any of the Released Parties and that the releases, discharges and waivers shall extend to, but shall not be limited to, claims, demands, causes of action, and liabilities, based on The National Labor Relations Act; Section 215 of The Fair Labor Standards Act; The Employee Retirement Income Security Act of 1974; The Civil Rights Acts of 1964 and 1991; The Civil Rights Act of 1866; The Rehabilitation Act of 1973; The Equal Pay Act of 1963; The Americans With Disabilities Act; The Age Discrimination In Employment Act; The Older Workers Benefit Protection Act; The Worker Adjustment And Retraining Notification Act; The Genetic Information Nondiscrimination Act; The Sarbanes-Oxley Act of 2002; The Dodd-Frank Wall Street Reform and Consumer Protection Act; claims arising from the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Public Protection Act, the Tennessee Equal Pay Act, the Tennessee Code, the Tennessee wage payment laws, the Tennessee Worker Adjustment and Retraining Notification Act, any statute, contract, tort, fraud, (including without limitation fraudulent inducement), breach of fiduciary duty, breach of duty of good faith and fair dealing, breach of duty of care, conflict of interest (whether in connection with the offering or otherwise), self-dealing, breach of duty of candor, inadequate disclosure, negligence, gross negligence, negligent misrepresentation, malpractice, personal injury, property damage, conspiracy, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, bad faith, violations of The Racketeer Influenced And Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, or tortious interference of any other kind, deceptive trade practices, libel, slander, or any claim based on any law, statute or theory whatsoever. In addition, the releases, waivers and discharges shall extend to damages, expenses, losses, costs and liabilities of every type whatsoever including, but not limited to, actual damages, punitive damages, compensatory damages, incidental damages, consequential damages, and attorney’s fees. Evers does not waive or release: (a) any claims that cannot be released under applicable law, including but not limited to claims for unemployment insurance benefits or workers’ compensation benefits; (b) any claims to enforce this Agreement; (c) any claims for advancement of expenses, defense, or indemnification, under any agreement with the Company or any of the Company’s affiliates or subsidiaries, the Company’s, or any of its affiliates’ or subsidiaries’, bylaws, articles of incorporation, or articles of formation; or (d) claims for insurance coverage, including coverage under any directors’ and officers’ insurance policies for the claims described in subparagraph “(c)” above.

ARTICLE IV.

MISCELLANEOUS

10. Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

11. Entire Agreement. This Agreement (including any exhibits thereto) constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, and courses of conduct and dealing of the Parties in connection therewith, except to the extent incorporated or specifically referred to herein.

12. Non-Disclosure/Non-Disparagement.

(a) The Parties each agree that, other than as required by applicable law, neither Party shall publicize or disclose, in any manner, this Agreement, or the contents, terms, or any part of this Agreement, or any matters relating thereto, whether in writing or orally, directly or indirectly, to any person or entity whatsoever, other than members of Evers’s immediate family, who shall keep its contents confidential, unless authorized to do so in writing by the Company or as may otherwise be required by law or any legal process (in which case each Party shall give the other Party notice of any attempts to cause it to testify about or otherwise divulge the information subject to this Paragraph 12(a) within three (3) business days of its knowledge of such attempts and the Party shall use its reasonable best efforts in cooperating with the other Party’s effort to obtain a protective order against disclosure from a court of competent jurisdiction). Except as provided in Paragraph 12(c) and (d) below, each Party agrees to not make any disclosure about this Agreement.

(b) Evers agrees to refrain from making any statement or taking any action, directly or indirectly, that harms, impairs, impugns, interferes with, undermines or criticizes the Company and/or its business interests, reputation or goodwill. The Company agrees that its three highest-ranking current or future executives, and the current members of its Board of Directors, shall refrain from disparaging Evers and that they shall not direct any other person to do so, provided, however, that nothing herein shall prevent either Evers or such executives from making any statements required by law or the aforementioned executives from making statements that are internal to the Company related to Company business.

(c) Notwithstanding Paragraph 12(a) and (b) above, the Parties acknowledge and agree that the other Party may disclose the terms of this Agreement to its legal and tax advisors, provided they agree to comply with and be bound by the provisions of this Section 12. The Parties further agree that the Company may disclose this Agreement to those of its employees, agents, tax advisors and attorneys deemed by the Party as having a need to know the terms and provisions hereof. The Parties also agree that if a Party determines, in its good faith judgment, that this Agreement, its terms, or any of the information contained in the Agreement, is subject to, or should be disclosed pursuant to, federal or state law, including, without limitation, securities laws, such Party may direct appropriate representatives to make such disclosures.

(d) Notwithstanding Paragraph 12(a) and (b) above, nothing in this Agreement prohibits or restricts Evers (or Evers’s attorney) from filing a charge or complaint with the United States Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, or any other securities regulatory agency, self-regulatory authority, or stock exchange, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”). Evers further understands that this Agreement does not limit his ability to communicate with any Government Agencies, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including in connection with reporting a possible securities law violation, without notice to the Company. This Agreement does not limit Evers’s right to receive an award for information provided to any Government Agencies, including staff of the SEC.

13. Return of Property. By July 7, 2026, Evers must return all Company property, including identification cards or badges, access codes or devices, usernames, passwords, keys, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in Evers’s possession, on or before the Effective Date.

14. No Third Party Beneficiaries. Except as expressly provided herein or as otherwise agreed by each of the Parties, the provisions of this Agreement are solely for the benefit of the Parties hereto, and shall not inure to the benefit of any third party.

15. Waivers. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

16. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Tennessee applicable to contracts to be performed entirely within the State of Tennessee, without resort to Tennessee’s principles of conflicts of laws.

17. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or recognized courier service addressed to the respective addresses set forth below in this Agreement, or via email to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

SurgePays, Inc.

Attn: Kevin Brian Cox

Chief Executive Officer

SurgePays, Inc.

3124 Brother Blvd., Suite 104

Bartlett, TN 38133-3900

Email: brian@surgepays.com

If to the Executive:

To the most recent address and email address of the Executive set forth in the personnel records of the Company.

18. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

19. Jurisdiction and Venue. Each of the Parties hereby agrees that any proceeding relating to this Agreement shall be brought exclusively in the courts of the State of New York located in New York County, New York, or the United States District Court for the Southern District of New York. Each of the Parties hereby irrevocably (i) consents to personal jurisdiction in any such action brought in such court and waives any objection to personal jurisdiction, (ii) consents to service of process by registered mail made upon such party and/or such party’s agent and waives any objection to service of process in this manner, and (iii) waives any objection to venue in such courts and any objection that such courts are an inconvenient forum.

20. Remedies. Each of the Parties agrees that, in the event that another Party hereto does not perform its obligations hereunder in accordance with the specific terms of this Agreement or otherwise breaches this Agreement, irreparable damage will occur. Therefore, each Party shall be entitled to specific performance or injunctive relief in order to enforce compliance of this Agreement by a non-compliant Party. The Parties further agree that the foregoing is not intended in any way to limit the right of any Party to seek damages against such non-compliant Party, or any other remedies (at law or in equity or otherwise) to which it is entitled, and that the remedies provided for herein are cumulative and are not exclusive of each other.

21. Binding Effect. This Agreement shall be binding upon and inure to the benefits of the Parties and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or entity into or with which any Party may merge or consolidate.

22. Construction. This Agreement shall not be more strictly construed against one Party than against any other Party merely because it was prepared by counsel for such Party, it being recognized that, because of the arm’s length negotiations, all Parties have materially and substantially contributed to the preparation, review and final terms of this Agreement.

23. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and General Release as of the Execution Dates below their respective signature lines.

ANTHONY EVERS	SURGEPAYS, INC.

/s/ Anthony Evers	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer

Execution Date:	January 1, 2026	Execution Date:	January 1, 2026